Exhibit 6

BROWNSTEIN HYATT FARBER SCHRECK, LLP

100 North City Parkway, Suite 1600

Las Vegas, Nevada 89106-4614

(702) 382-2101

2160	FILED
Kirk B. Lenhard, Esq., Bar No. 1437	Electronically
klenhard@bhfs.com	10-25-2010:12:05:18 PM
Clark V. Vellis, Esq., Bar No. 5533	Howard W. Conyers
cvellis@bhfs.com	Clerk of the Court
Jeffrey S. Rugg, Esq., Bar No. 10978	Transaction #1803877
jrugg@bhfs.com
BROWNSTEIN HYATT FARBER SCHRECK, LLP
100 North City Parkway, Suite 1600
Las Vegas, NV 89106-4614
Telephone: (702) 382-2101

Attorneys for Applicant Dr. Bruce Butcher

IN THE SECOND JUDICIAL DISTRICT COURT OF

THE STATE OF NEVADA IN AND FOR THE

COUNTY OF WASHOE

DR. BRUCE BUTCHER, an individual	)	Case No. CV 10 02568
stockholder,	)	Dept. No. 6
)
Plaintiff,	)	PLAINTIFF’S MOTION FOR
vs.	)	PARTIAL SUMMARY JUDGMENT
)
ADVANCED MINERAL TECHNOLOGIES,	)
INC., a Nevada corporation, H. PHILIP CASH,	)
an individual, GARY MASON, an individual,	)	Hearing Date:
CLETIUS ROGERS, an individual, BIL	)	Hearing Time:
ZELENY, an individual, RUSSELL D. KEELY, an	)
individual, and STANLEY KNOWLTON, an	)
individual,	)
)
Defendants.	)

Plaintiff Dr. Bruce Butcher (“Dr. Butcher”), by and through his undersigned counsel, files this Motion for Partial Summary Judgment (the “Motion”) seeking summary judgment granting him the declaratory relief sought in Paragraph 43, subparts (b), (c), (d)(i) and (f), of his Verified Stockholder Derivative Complaint (the “Complaint”), namely, declarations that the establishment and issuance of preferred stock in August 2010 and the issuance of common stock in June 2010 were improper and invalid.

This Motion is made pursuant to Nev. R. Civ. P. 56(a) and is supported by the Affidavits of Dr. Bruce Butcher and Jeffrey S. Rugg, the attached Memorandum of Points and Authorities and exhibits thereto, the papers and pleadings on file herein, and any oral argument this Court may choose to hear.

Dated this 22nd day of October, 2010.

BROWNSTEIN HYATT FARBER SCHRECK, LLP

By:	/s/ Jeffrey R. Rugg
Kirk B. Lenhard, Esq., Bar No. 1437
Clark V. Vellis, Esq., Bar No. 5533
Jeffrey S. Rugg, Esq., Bar No. 10978
100 North City Parkway, Suite 1600
Las Vegas, Nevada 89106

Attorneys for Plaintiff Dr. Bruce Butcher

MEMORANDUM OF POINTS AND AUTHORITIES

I.             INTRODUCTION

Defendants H. Philip Cash (“Cash”), Gary Mason (“Mason”), Cletius Rogers (“Rogers”), and Bil Zeleny (“Zeleny”) (collectively, the “D&O Defendants”) caused nominal Defendant Advanced Mineral Technologies, Inc. (“AMTO”), without stockholder approval and in violation of Nevada law, to establish a new series of preferred stock with voting rights of two votes per share.  The D&O Defendants caused AMTO to issue more than 16,000,000 shares of this preferred stock, totaling more than 32,000,000 votes, to Defendants Cash and Zeleny and Defendants Russell D. Keely and Stanley Knowlton (together, the “Preferred Stock Defendants”).  Then, still without stockholder approval, the D&O Defendants attempted to amend AMTO’s governing documents to retroactively authorize their creation and issuance of preferred stock.  All the while, AMTO’s Board of Directors (the “Board”) consisted of only three directors (Cash, Mason, and Rogers), even though AMTO’s Bylaws require five directors; this improperly constituted Board approved the issuance of 20,000,000 shares of common stock, amounting to an additional 20,000,000 votes, to Cash and Zeleny.

All of this was done while Dr. Butcher — AMTO’s largest individual stockholder — was demanding a meeting of AMTO’s stockholders to elect a new Board of Directors, as required by the Company’s Bylaws and Nevada law.  In other words, at the same time Dr. Butcher was attempting to force the D&O Defendants to comply with their duties to hold corporate elections, the D&O Defendants were acting to transfer voting control of AMTO from its over 700 public stockholders to the D&O Defendants so that they could entrench themselves as AMTO’s officers and directors if and when such elections were held.  With this Motion, Dr. Butcher seeks partial summary judgment and requests that this Court declare improper and invalid:  (i) the designation of preferred stock; (ii) the issuances of preferred stock to Cash, Zeleny, and the Preferred Stock Defendants; (iii) the amendments to AMTO’s governing documents; and (iv) the issuance of common stock to Cash and Zeleny.  Dr. Butcher seeks this relief in advance of the upcoming AMTO stockholders’ meeting.

II.            STATEMENT OF UNDISPUTED FACTS

1.             On August 26, 2010, AMTO filed a Certificate of Designation (the “Designation”) with the Nevada Secretary of State.(1)

2.             The Designation purported to establish a new series of AMTO preferred stock, designating 20,000,000 shares of Series A Convertible Preferred Stock (the “Preferred Stock”) with voting rights of two votes per share, among other rights and preferences.  (Exhibit 1.)

3.             AMTO’s Articles of Incorporation (the “Articles”),(2) do not include blank check authority allowing the Board to establish a new series of stock and to designate the rights, preferences, and privileges associated therewith in the absence of stockholder approval.

4.             The Designation was filed without stockholder approval.  (Affidavit of Dr. Bruce Butcher dated October 22, 2010 (“Butcher Aff.”) ¶¶ 3, 5; Exhibit 1.)

5.             The Designation claims an “effective date” of August 11, 2010.  (Exhibit 1)

6.             D&O Defendants, as officers and directors of AMTO, caused AMTO to file the Designation and to undertake the acts which are the subject of the Designation.

7.             Pursuant to the Designation, the D&O Defendants caused AMTO to issue 16,739,292 shares of the Preferred Stock purportedly established by the Designation to Cash and Zeleny and purported to pre-date these issuances to August 11, 2010.(3)

8.             At two votes per share, this issuance of Preferred Stock purported to bestow upon Cash and Zeleny an additional 53,478,584 votes in connection with votes on any matter submitted to a stockholder vote, including, but not limited to, the election of AMTO’s directors.  (Exhibits 1, 3.)

(1)           A true and accurate copy of the Designation is attached hereto as Exhibit 1.  See Affidavit of Jeffrey S. Rugg dated October 14, 2010 (“Rugg Aff.”) ¶ 2.

(2)           See AMTO’s Articles, a true and accurate copy of which is attached hereto as Exhibit 2.  As described more fully in the Complaint, AMTO was originally incorporated under the name, “O’Hara Resources Ltd.”  See Rugg Aff. ¶ 3.

(3)           See AMTO’s Series A Convertible Preferred Stock Ledger, which was produced by Defendants, a true and accurate copy of which is attached hereto as Exhibit 3.  See Rugg Aff. ¶ 4.

9.             AMTO also issued 150,000 shares of the improperly established Preferred Stock to the Preferred Stock Defendants and purported to date those issuances to August 31, 2010.  (Exhibit 3.)

10.          On August 26, 2010, Dr. Butcher filed a Petition for Writ of Mandate Pursuant to NRS 78.345 because AMTO had failed to hold a stockholders’ meeting to elect directors for more than 18 months.  The Court granted the petition on September 27, 2010 and entered an order requiring AMTO to hold a meeting of stockholders for the purpose of electing directors; the Court further ordered that no offering, sale or distribution of stock occur prior to the meeting, except by stipulation of the parties and order of the Court.

11.          On August 30, 2010, the D&O Defendants caused AMTO to file a Certificate of Amendment (the “Amendment”), with attached Amended and Restated Articles of Incorporation (the “A & R Articles”), with the Nevada Secretary of State.(4)

12.          AMTO did not obtain the required stockholder approval prior to filing the Amendment.  (Butcher Aff. ¶¶ 4 & 5; Exhibit 4.)

13.          AMTO’s Bylaws require that notice of stockholder meetings be sent to “to each stockholder of record entitled to vote at such meeting.”(5)

14.          Dr. Butcher received no notice of any meeting for the purpose of voting on the amendments.  (Butcher Aff. ¶ 4.)

15.          AMTO’s Bylaws provide that “[e]ach stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws shall be entitled to one vote . . . .”  (Exhibit 6 , art. II.9.)

16.          Dr. Butcher never voted, nor was provided the opportunity to vote, on the amendments.  (Butcher Aff. ¶ 4.)

(4)           True and correct copies of the Amendment and the A & R Articles are attached hereto as Exhibits 4 and 5, respectively.  See Rugg Aff. ¶¶ 5, 6.

(5)           See Bylaws, a true and accurate copy of which are attached as Exhibit 6, at art. II.4.  See Rugg Aff. ¶ 7.

17.          AMTO’s Bylaws provide that action may be taken without a stockholder meeting and vote “if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.”  (Exhibit 6, art II.11 (emphasis added).)

18.          Dr. Butcher never provided, nor was he asked to provide, written consent approving the amendments.  (Butcher Aff. ¶ 4.)

19.          The Amendment, like the Designation, identifies its “effective date” as August 11, 2010.  (Exhibit 4.)

20.          The A & R Articles attached to the Amendment purport, among other things, to give AMTO’s Board blank check authority to issue preferred stock, including the Preferred Stock, and to designate the rights, preferences, and privileges associated with the stock in the absence of stockholder approval.  (Exhibit 5.)

21.          On July 15, 2010, AMTO filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form 10 (the “Form 10”) under the Securities Exchange Act of 1934, as amended, 15 U.S.C. § 78aa (the “Exchange Act”).(6)

22.          The purpose of that filing was to re-register AMTO’s Common Stock under the Exchange Act.(7)  (Exhibit 7, at 2.)

23.          Amendments to the Form 10 were filed on August 30 and September 7, 2010, and the Form 10 became “effective” under the Exchange Act shortly thereafter.

24.          AMTO’s Bylaws were filed with the SEC as an exhibit to the Form 10.  (Exhibit 7, Item 14, Ex. 3.2.)

25.          AMTO’s Bylaws require that “[t]he number of directors of the corporation shall be five.”  (Exhibit 6, art. III.2.)

(6)           See Form 10 dated July 14, 2010 filed by AMTO with the SEC.  A true and accurate copy of the Form 10 and amendments are attached hereto as Exhibit 7.  (See Rugg Aff. ¶ 8.)

(7)           AMTO had been de-registered under the Exchange Act by Order of the SEC dated April 15, 2010 as a result of AMTO’s failure to meet any of its obligations to file and make publicly available annual and periodic reports required by the Exchange Act from July 30, 2007.

26.          AMTO’s current Board is comprised of only three directors — Cash, Rogers and Mason.  (Exhibit 7, at Item 5.)

27.          The By-laws also provide that, in the event there are fewer than five directors serving at any time, the then current Board can appoint directors to fill the vacancies at any time between meetings of AMTO’s stockholders at which directors are to be elected.  (Exhibit 6, art. III.8.)

28.          The AMTO Board of Directors has been comprised of fewer than five persons at all times following the election of Mason in September 2007.  (Butcher Aff. ¶ 8.)

29.          On June 11, 2010, AMTO’s three-member Board caused AMTO to issue 20,000,000 shares of common stock to Cash and Zeleny – 15,500,000 to Cash and 4,500,000 to Zeleny.  (Exhibit 7, at Item 10.)

III.          STANDARD OF REVIEW

“Summary judgment is appropriate and shall be rendered forthwith when the pleadings and other evidence on file demonstrate that no genuine issue as to any material fact remains and that the moving party is entitled to judgment as a matter of law.”  Wood v. Safeway, 121 Nev. 724, 729, 121 P.3d 1026, 1029 (2005) (internal quotations omitted).  Here, there is no genuine issue as to the material facts necessary to determine, as a matter of law, that (i) the Designation, (ii) the issuances of the Preferred Stock to Cash, Zeleny, and the Preferred Stock Defendants, (iii) the Amendment, (iv) the A & R Articles, and (v) the issuance of common stock to Cash and Zeleny on June 11, 2010, were improper and invalid.  Dr. Butcher is entitled to summary judgment granting his request for declaratory relief on these limited issues.(8)

(8)           A plaintiff may seek summary judgment at any time after the expiration of 20 days following the commencement of his action.  Nev. R. Civ. P. 56(a).  Dr. Butcher’s Verified Complaint was filed on September 24, 2010, and he was therefore entitled to seek summary judgment at any time after October 14, 2010.

IV.          THE DESIGNATION, PREFERRED STOCK AND AMENDMENT ARE INVALID

A.            Summary and Timeline

As detailed in the Statement of Undisputed Facts above, the filings before this Court and the argument below, the improper acts of AMTO regarding the Designation, Preferred Stock and Amendment at issue in this Motion are summarized as follows:

Date	Action	Defect(s)
Aug. 11, 2010	Issued Preferred Stock to Cash and Zeleny	• Preferred Stock was not properly established • issued before the effective date of the Designation
Aug. 26, 2010	Petition for Writ of Mandate Pursuant to NRS 78.345 filed by Dr. Butcher
Aug. 26, 2010	Filed Certificate of Designation purporting to have established the Preferred Stock with the effective date of August 11, 2010

•     violated AMTO’s Articles and Bylaws

•     violated NRS 78.390(1) by purporting provide special voting rights to the Preferred Stock without (i) the Board passing a resolution setting forth the proposed amendment(9) and calling for a vote of stockholders and (ii) a vote of AMTO’s stockholders (either by majority vote at a properly noticed stockholder’s meeting or unanimous written consent) approving the Designation or a proper amendment to the Articles

•     violated NRS 78.1955(5) by purporting to backdate the effective date for the establishment of the Preferred Stock to a date prior to the filing date of the Designation

Aug. 30, 2010	Filed Certificate of Amendment attaching Amended and Restated Articles of Incorporation with the effective date of August 11, 2010

•     violated NRS 78.390(1) by purporting to amend AMTO’s Articles of Incorporation without (i) the Board passing a resolution setting forth the proposed amendment and calling for a vote of stockholders and (ii) a vote of AMTO’s stockholders (either by majority vote at a properly noticed stockholder’s meeting or unanimous written consent) approving the Amended and Restated Articles of Incorporation

•     violated NRS 78.390(6) by purporting to backdate the effective date for the Amended and Restated Articles of Incorporation prior to the filing date of the Certificate of Amendment

•     used the improper Secretary of State form for filing Amended and Restated Articles

(9)           While it is possible that the Board did pass a resolution, as discussed infra, it is undisputed the stockholders were not given the opportunity to vote nor did AMTO receive unanimous written consent in lieu of a stockholder vote.

Aug. 31, 2010	Issued Preferred Stock to the Preferred Stock Defendants	• Preferred Stock was not properly established
Sept. 9, 2010	AMTO’s Opposition to Petition for Writ of Mandate filed

•     AMTO concedes that a stockholders’ meeting is overdue

•     AMTO fails to inform the Court and Dr. Butcher that AMTO has filed the Designation or Amendment each requiring a stockholders’ meeting and the Amendment purporting to have been approved by a majority of stockholders

Sept. 9, 2010	Hearing on Dr. Butcher’s Petition for Writ of Mandate
Sept. 27, 2010	Order Granting Dr. Butcher’s Petition for Writ of Mandate

B.            The Designation Is Improper and Invalid.

Nevada law requires that “the articles of incorporation must prescribe, or vest authority in the board of directors to prescribe, the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions, and relative rights of each class or series of stock.”  NRS 78.195(1).  AMTO’s Articles, however, do not give its board of directors blank check authority (i.e., the right to take action without stockholder approval) to prescribe or issue new classes or series of stock, or to prescribe the voting powers and preferences associated therewith.  The D&O Defendants did not seek or obtain stockholder approval prior to filing the Designation.  Because AMTO’s Articles did not give the Board blank check authority to designate preferred stock, and because the D&O Defendants did not obtain stockholder approval, the Designation was invalid under Nevada law.

If the Board had wanted to designate a new class of preferred stock, it would have first had either to seek stockholder approval or amend its Articles pursuant to NRS 78.385 and 78.390.  No stockholder approval was obtained, and the mandate of NRS 78.390(1) is clear:

1.             Except as otherwise provided in NRS 77.340,(10) every amendment to the articles of incorporation must be made in the following manner:

(a)           The board of directors must adopt a resolution setting forth the amendment proposed and either call a special meeting of the stockholders entitled

(10)         NRS 77.340 deals with a change of registered agent and therefore does not apply here.

to vote on the amendment or direct that the proposed amendment be considered at the next annual meeting of the stockholders entitled to vote on the amendment.

(b)           At the meeting, of which notice must be given to each stockholder entitled to vote pursuant to the provisions of this section, a vote of the stockholders entitled to vote in person or by proxy must be taken for and against the proposed amendment.  If it appears upon the canvassing of the votes that stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power . . . have voted in favor of the amendment, an officer of the corporation shall sign a certificate setting forth the amendment, or setting forth the articles of incorporation as amended, and the vote by which the amendment was adopted.

(c)           The certificate so signed must be filed with the Secretary of State.

In short, AMTO could not amend its Articles, including by prescribing voting rights for the Preferred Stock, without (i) its Board passing a resolution proposing the amendment and (ii) a stockholder vote approving the proposed amendment(s).  Here, the D&O Defendants caused AMTO to violate NRS 78.390(1) in filing the Designation because, among other things, a Certificate of Amendment (and not the Designation) is the only lawful way to amend the Articles to accomplish this purpose, and no amendment was ever put to a stockholder vote.  (Butcher Aff. ¶¶ 3, 5.)  Moreover, even if the Designation is considered to be an amendment, it is still invalid under Nevada law because (i) the Board did not pass a resolution approving any amendments and (ii) the stockholders did not vote to approve them.

Finally, the Designation is invalid under Nevada law because it was filed on August 26, 2010, but purports to have an “effective date” of August 11, 2010.  (See Exhibit 1.)  Nevada law simply does not permit an earlier effective date.  Pursuant to NRS 78.1955(5), “[a] certificate [of designation] filed pursuant to subsection 1 . .. . is effective upon filing the certificate with the Secretary of State or upon a later date specified in the certificate, which must not be more than 90 days after the certificate is filed.”  (Emphases added.)  In other words, the earliest possible date the Designation could have been effective was the date of its filing, August 26, 2010.  For at least the reasons described above, however, the Designation was never effective at all.

As AMTO’s Articles do not give the Board the authority to prescribe a new series of stock, the Designation was ineffective; insofar as the Designation is considered an amendment to the Articles, it was impermissibly filed without stockholder approval in violation of both AMTO’s Articles and Nevada law and is therefore (again) invalid and ineffective.  Accordingly, and as described more fully below, any issuances of Preferred Stock purportedly created by the invalid Designation are therefore also invalid.

C.            The August Issuances of Preferred Stock Were Improper and Invalid.

As described above, the Designation that purportedly established the Preferred Stock that was “issued” to Cash, Zeleny, and the Preferred Stock Defendants in August of 2010 was invalid and ineffective.  As such, the issuances of that Preferred Stock, to Cash and Zeleny as of August 11, 2010 (or on any claimed “effective date”), and to the Preferred Stock Defendants as of August 31, 2010, were all therefore invalid and ineffective as well.  Put simply, AMTO had no authority to issue any preferred stock that had not been established in accordance with Nevada law and AMTO’s Articles.

D.            The Amendment Is Improper and Invalid.

NRS 78.010(1)(b) defines “Articles” to “include all certificates [of amendment] filed pursuant to NRS . . . 78.390 . . . .”  Thus, the Amendment constituted an amendment to AMTO’s Articles, and is therefore governed by NRS 78.390.  However, in causing AMTO to file the Amendment, the D&O Defendants once again ignored the clear mandate of NRS 78.390(1).  AMTO’s Board adopted no resolution and called no meeting of the stockholders entitled to vote.  (Butcher Aff. ¶¶ 4, 5.)  Had a meeting of the stockholders been held to approve the Amendment, Dr. Butcher, as a stockholder of AMTO, would have received notice of that meeting; Dr. Butcher received no such notice.  (Butcher Aff. ¶ 4.)  He received no notice, because no valid meeting of the stockholders was held.  (Butcher Aff. ¶ 5.)  Thus, the Amendment and the attached A & R Articles are invalid and ineffective.

Notably, in his Petition for Writ of Mandate, Dr. Butcher stated that, as of August 19, 2010, AMTO had not held a meeting of stockholders for at least 18 months.  AMTO did not challenge that assertion and (as the Court is aware) conceded that a meeting of stockholders was overdue.  If, in fact, AMTO had held a meeting just weeks earlier to authorize the A & R Articles and establish a new series of preferred stock, certainly AMTO would have mentioned as much in its Opposition to the Petition for Writ of Mandate and/or at the hearing on that Petition before this

Court.(11)  It is undisputed that instead of conducting a proper vote, the D&O Defendants caused AMTO to improperly file the Designation and Amendment without the required stockholder votes.

Absent a meeting, AMTO’s directors could have sought approval of the Amendment only by written consent pursuant to NRS 78.320(2), which provides, “[u]nless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power.”  (Emphasis added.)  With regard to such written consent, AMTO’s Bylaws require that, “any action required to be taken . . . or . . .which may be taken at a meeting of the shareholders[] may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.”  Thus, NRS 78.320(2) dictates that AMTO’s Bylaws, which require unanimous written consent in the absence of a stockholder meeting, are controlling.  No unanimous consent was obtained here.  Dr. Butcher, who was entitled to vote to approve the Amendment, never submitted — and was never requested to submit — a written consent approving the Amendment.  (Butcher Aff. ¶¶ 4, 6.)  Since the D&O Defendants likewise failed to hold a meeting to approve the Amendment as required by NRS 78.390(1), the Amendment and the A & R Articles attached thereto are invalid and ineffective.

Further, like the Designation, the Amendment suffers from a date problem.  While the Amendment was filed on August 30, 2010, it purports to have an “effective date” of August 11, 2010.  (See Exhibit 4.)  This is simply impossible as a matter of law.  NRS 78.390(6) clearly states that, “[a] certificate [of amendment] filed pursuant to subsection 1 is effective upon filing the certificate with the Secretary of State or upon a later date specified in the certificate, which must not be more than 90 days after the certificate is filed.”  (Emphases added.)  Thus, the earliest

(11)         At the October 21, 2010 hearing on AMTO’s Emergency Motion, AMTO and the D&O Defendants again conceded that no stockholder meeting has been held and that one is overdue.

possible date the Amendment could have been effective was the date of its filing, August 30, 2010.  Of course, for the reasons described herein, the Amendment was never effective at all.  And, obviously, August 30, 2010 (the earliest possible effective date of the Amendment and A & R Articles) is after August 26, 2010 (the date the Designation was filed).  Thus, even if the Amendment and A & R Articles were proper and effective — and they are not — they could not possibly have authorized AMTO’s Board to establish a new series of preferred stock four days earlier.  Regardless, the establishment of the Preferred Stock violated the stockholder vote requirement of NRS 78.390(1).

By filing the invalid and ineffective Amendment and A & R Articles, with its impermissible earlier purported effective date, the D&O Defendants attempted to cause AMTO to retroactively give them blank check authority to prescribe the new Preferred Stock that they lacked when they filed the improper Designation.  The improper actions the D&O Defendants caused AMTO to undertake are precluded by Nevada law and AMTO’s governing documents.  As the Designation, Amendment, and A & R Articles are all invalid and ineffective, the D&O Defendants could not cause AMTO to issue the Preferred Stock to Cash, Zeleny, and the Preferred Stock Defendants as they purported to do in the Designation and Amendment.

V.                                    AMTO’S ISSUANCE OF COMMON STOCK TO CASH AND ZELENY IN JUNE WAS IMPROPER AND INVALID

Nevada law requires all corporations incorporated in this state, including AMTO, to “have at least one director, and may provide in its articles of incorporation or in its bylaws for a fixed number of directors or a variable number of directors, and for the manner in which the number of directors may be increased or decreased.”  NRS 78.115 (emphasis added).  AMTO has chosen in its Bylaws to fix the number of directors at five.  (See Exhibit 6, art. III.2.)  AMTO recently reaffirmed this five-director requirement by filing its Bylaws with the SEC as an attachment to the Form 10 dated July 14, 2010.  The Bylaws also reaffirm that the directors have the power and authority, without more, to fill the vacancies on the board.  This power has not been exercised for more than three years.

In violation of AMTO’s Bylaws, the current Board is comprised of only three directors — Cash, Rogers and Mason.  But for the Petition for a Writ of Mandate pursuant to NRS 78.345 that Dr. Butcher filed with this Court, AMTO likely would have allowed this deficiency to continue indefinitely.

Without its full complement of directors (and a long overdue election), the Board has undertaken several actions purportedly on behalf of AMTO that do not benefit the stockholders including, on June 11, 2010, issuing 20,000,000 shares of common stock to Cash and Zeleny.  In the absence of a properly constituted Board of five directors, as required by the Bylaws, AMTO’s issuance of 20,000,000 shares of common stock to Cash and Zeleny is invalid.  Accordingly, Dr. Butcher should be granted the declaration requested in paragraph 43(d)(i) of the Verified Complaint invalidating the issuance of common stock to Cash and Zeleny.

VI.          CONCLUSION

There are no genuine issues of material fact with respect to the invalidity of the Designation, the Amendment, and the A & R Articles.  In filing the Designation on August 26, 2010 and the Amendment and A & R Articles on August 30, 2010, the D&O Defendants caused AMTO to fail to comply with Nevada law, the Articles, and the Bylaws.  The D&O Defendants lacked blank check authority to establish the Preferred Stock as they purported to do with the Designation, yet they filed the Designation without stockholder approval.  Further, the D&O Defendants impermissibly filed the Amendment and A & R Articles without putting those items to a stockholder vote or receiving unanimous written consents as required by Nevada law and AMTO’s Bylaws.  In addition, both the Designation and the Amendment were impermissibly back-dated.  Since the Designation, Amendment, and A & R Articles were all invalid and ineffective, neither AMTO nor the D&O Defendants ever had the authority to issue the Preferred Stock to Cash, Zeleny, and the Preferred Stock Defendants.

Additionally, there is no question of fact that AMTO’s Board was comprised of only three directors, nor that the Bylaws required five, thereby rendering invalid the Board’s decision to issue a total of 20,000,000 shares of common stock to Cash and Zeleny on June 11, 2010.

For the reasons set forth above, Dr. Butcher hereby respectfully requests that this Court grant partial summary judgment, awarding him the declaratory relief sought in Paragraph 43, subparts (b), (c), (d)(i) and (f), of his Complaint; Dr. Butcher requests that the Court declare improper and invalid:  (i) the Designation; (ii) the issuances of the Preferred Stock to Cash, Zeleny, and the Preferred Stock Defendants; (iii) the Amendment and attached A & R Articles; and (iv) the issuance of common stock to Cash and Zeleny in June 2010.  By granting this relief in advance of the upcoming stockholders’ meeting, the Court will help avoid the waste of corporate assets that will occur if the relief is not granted until after the stockholders’ meeting, by negating the need for an additional vote or votes of the stockholders untainted by the improperly established and issued Preferred Stock and common stock.

Dated this 22nd day of October, 2010.

BROWNSTEIN HYATT FARBER SCHRECK

By:	/s/ Jeffrey S. Rugg
Kirk B. Lenhard, Esq., Bar No. 1437
Clark V. Vellis, Esq., Bar No. 5533
Jeffrey S. Rugg, Esq., Bar No. 10978
100 North City Parkway, Suite 1600
Las Vegas, Nevada 89106

Attorneys for Plaintiff Dr. Bruce Butcher

CERTIFICATE OF SERVICE

I certify that I am an employee of Brownstein Hyatt Farber Schreck, LLP, and that on this 22nd day of October, 2010, I hand delivered and caused to be sent via United States Mail, postage prepaid, a true and correct copy of the above and foregoing PLAINTIFF’S MOTION FOR PARTIAL SUMMARY JUDGMENT properly addressed to the following:

Charles B. Woodman

548 W. Plumb Lane, Suite B

Reno, Nevada 89509

hardywoodmanlaw@msn.com

Attorneys for AMTO

Mark D. Wray

608 Lander St.

Reno, Nevada 89509

mray@markwraylaw.com

Attorneys for the D&O Defendants

Stanley Knowlton

4525 N. 66th Street, #50

Scottsdale, AZ  85251

Russell D. Keely

4929 Wilshire Blvd., #730

Los Angeles, CA  90010

/s/ Kelly J. Chouinard
An Employee of Brownstein Hyatt Farber Schreck, LLP

AFFIDAVIT OF DR. BRUCE BUTCHER

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

I, Dr. Bruce Butcher, being first duly sworn, deposes and says:

1.             I am a stockholder of Advanced Mineral Technologies, Inc. (“AMTO”) and Plaintiff in the above-captioned case.  I make this affidavit in support of my Motion for Partial Summary Judgment.  I have personal knowledge of the facts set forth below, unless stated upon information and belief, and if called upon to do so, am competent to testify thereto.

2.             I am a stockholder of Defendant AMTO holding stock as of the Record Date established in the Writ of Mandate on Petition entered by the Court on September 27, 2010 and on all dates relevant to this Motion.

3.             With respect to the Certificate of Designation filed on behalf of AMTO with the Nevada Secretary of State on August 26, 2010 (the “Designation”), I received no notice that the Designation would be filed or that a meeting of stockholders was scheduled to be held at which approval of the Designation would be sought; I did not vote to approve or consent in writing to the filing of the Designation or its contents; and I would not have voted to approve the Designation.

4.             With respect to the Certificate of Amendment (the “Amendment”) and attached Amended and Restated Articles (the “A & R Articles”) filed on behalf of AMTO with the Nevada Secretary of State on August 30, 2010, I received no notice that the Amendment and attached A & R Articles would be filed; I received no notice of any stockholder meeting to be held to approve the Amendment and/or A & R Articles; I did not give my written consent to approve the Amendment and/or A & R Articles; I did not vote to approve or otherwise consent to the filing of the Amendment or A & R Articles or their contents; and I would not have voted to approve the Amendment or A & R Articles.

5.             I am a stockholder entitled to notice of any stockholder meetings.  Because I received no notice of a meeting, no director or officer of AMTO can ever have called, nor can

AMTO have held, a valid stockholders’ meeting complying with the Company’s Bylaws to seek approval of the Designation, Amendment, and/or A & R Articles.  Additionally, because I am a stockholder entitled (and required) to consent in writing to any action taken in the absence of a stockholder meeting, AMTO cannot validly have sought or obtained written consent of all of its stockholders to act (in lieu of a stockholders’ meeting) to seek approval of the Designation, Amendment, and/or A & R Articles.  Further, upon information and belief, AMTO has not held a stockholders’ meeting or sought or obtained written consent of all of its stockholders to act (in lieu of a stockholders’ meeting) in more than eighteen months.

6.             Had the Designation, Amendment, and/or A & R Articles been put to a stockholder vote, I would have been entitled to vote either for or against approval of the Designation, the Amendment, and the A & R Articles, and I would have voted against such actions.

7.             I have been involved with AMTO since the second half of 2007.  During that entire period, Defendant Cash has been AMTO’s President and a director on the Board.  At least since Mason became a director in September 2007, AMTO’s Board has consisted of fewer than the requisite five directors.

/s/ Dr. Bruce Butcher
DR. BRUCE BUTCHER

Submitted and sworn before me

this 22nd day of October, 2010.

/s/ Connie B. Cox	[Sealed by Notary – State of Washington]
Notary Public

AFFIDAVIT OF JEFFREY S. RUGG

STATE OF NEVADA	)
	)	ss.
COUNTY OF CLARK	)

I, Jeffrey S. Rugg, being first duly sworn, deposes and says:

1.             I am an associate with Brownstein Hyatt Farber Schreck, LLP, counsel for Plaintiff Dr. Bruce Butcher (“Dr. Butcher”) in the above-captioned case.  I make this affidavit in support of Dr. Butcher’s Motion for Partial Summary Judgment (the “Motion”).  I have personal knowledge of the facts set forth below, unless stated upon information and belief, and if called upon to do so, am competent to testify thereto.

2.             Exhibit 1 to the Motion is a true and accurate copy of the Certificate of Designation filed with the Nevada Secretary of State by Defendant Advanced Mineral Technologies, Inc. (“AMTO”) on August 26, 2010.

3.             Exhibit 2 to the Motion is a true and accurate copy of AMTO’s Articles of Incorporation (the “Articles”), which were filed with the Nevada Secretary of State on March 1, 1990.  As reflected by the Articles, AMTO was originally incorporated as “O’Hara Resources, Ltd.”

4.             Exhibit 3 to the Motion is a true and accurate copy of the Series A Convertible Preferred Stock Ledger, which was produced to Dr. Butcher by AMTO on September 16, 2010 pursuant to his Demand for Inspection.

5.             Exhibit 4 to the Motion is a true and accurate copy of the Certificate of Amendment (the “Amendment”) filed with the Nevada Secretary of State by AMTO on August 30, 2010.

6.             Exhibit 5 to the Motion is a true and accurate copy of the Amended and Restated Articles that were attached to the Amendment filed with the Nevada Secretary of State by AMTO on August 30, 2010.

7.             Exhibit 6 to the Motion is a true and accurate copy of AMTO’s Bylaws (under AMTO’s original corporate name, “O’Hara Resources, Ltd.”).

8.             Exhibit 7 to the Motion is a true and accurate copy of AMTO’s Registration Statement on Form 10 under the Exchange Act filed with the SEC and dated July 14, 2010, with amendments dated August 30, 2010 and September 7, 2010..

/s/ Jeffrey S. Rugg
JEFFREY S. RUGG

Submitted and sworn before me

this 22nd day of October, 2010.

/s/ Erin L. Parcells
Notary Public

[Sealed by Notary – State of Nevada]

[Affirmation pursuant to NRS 239B.030 regarding the fact that the preceding document does not contain the social security number of any person omitted.]

[ALL EXHIBITS OMITTED]

INDEX OF EXHIBITS

PLAINTIFF’S MOTION FOR

PARTIAL SUMMARY JUDGMENT

Dr. Bruce Butcher v. Advanced Mineral Technologies, Inc. et al.

Case No.: CV-10-02568

Exhibit 1	Certificate of Designation dated 8/26/2010

Exhibit 2	AMTO’s Articles of Incorporation

Exhibit 3	AMTO’s Series A Convertible Preferred Stock Ledger

Exhibit 4	Certificate of Amendment dated 8/30/2010

Exhibit 5	Amended and Restated Articles of Incorporation of AMTO

Exhibit 6	AMTO’s By-Laws

Exhibit 7	AMTO Form 10 dated July 14, 2010